                               Exhibit 17(b)(xii)

               Prospectus for Class A, B and C Shares of the FAIF
                Sector Funds (Health Sciences Fund, Real Estate
          Securities Fund and Technology Fund) dated December 30, 2000

                                                      DECEMBER 30, 2000


                                                      ASSET CLASSES

                                                      (*)  EQUITY FUNDS
                                                       *   FUNDS OF FUNDS
                                                       *   BOND FUNDS
                                                       *   TAX FREE FUNDS
                                                       *   MONEY MARKET FUNDS


PROSPECTUS

FIRST AMERICAN INVESTMENT FUNDS, INC.



FIRST AMERICAN

SECTOR FUNDS


CLASS A, CLASS B, AND CLASS C SHARES


HEALTH SCIENCES FUND
REAL ESTATE SECURITIES FUND
TECHNOLOGY FUND

AS WITH ALL MUTUAL FUNDS, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SHARES OF THESE FUNDS, OR DETERMINED IF THE INFORMATION IN THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY STATEMENT TO THE CONTRARY IS A CRIMINAL OFFENSE.


[LOGO] FIRST AMERICAN FUNDS(R)
       THE POWER OF DISCIPLINED INVESTING(R)

Table of
CONTENTS


  FUND SUMMARIES

     Health Sciences Fund                                                3

     Real Estate Securities Fund                                         6

     Technology Fund                                                     8

  POLICIES & SERVICES

     Buying Shares                                                      11

     Selling Shares                                                     15

     Managing Your Investment                                           16

  ADDITIONAL INFORMATION

     Management                                                         18

     More About The Funds                                               19

     Financial Highlights                                               21

  FOR MORE INFORMATION                                          Back Cover

Fund Summaries
INTRODUCTION

This section of the prospectus describes the objectives of the First American Sector Funds, summarizes the main investment strategies used by each fund in trying to achieve its objectives, and highlights the risks involved with these strategies. It also provides you with information about the performance, fees, and expenses of the funds.


AN INVESTMENT IN THE FUNDS IS NOT A DEPOSIT OF U.S. BANK NATIONAL ASSOCIATION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                        1      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

                    THIS PAGE WAS INTENTIONALLY LEFT BLANK.

Fund Summaries
HEALTH SCIENCES FUND

--------------------------------------------------------------------------------

OBJECTIVE

Health Sciences Fund has an objective of long-term growth of capital.

--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Under normal market conditions, Health Sciences Fund invests primarily (at least 65% of its total assets) in common stocks of companies which develop, produce, or distribute products or services connected with health care or medicine, and which derive at least 50% of their assets, revenues, or profits from these products or services at the time of investment.

Examples of products or services connected with health care or medicine include:

-  pharmaceuticals.

-  health care services and administration.

-  diagnostics.

-  medical equipment and supplies.

-  medical technology.

-  medical research and development.

The fund's advisor will invest in companies that it believes have the potential for above average growth in revenue and earnings as a result of new or unique products, processes or services; increasing demand for a company's products or services; established market leadership; or exceptional management.

The fund's investments may include development stage companies (companies that do not have significant revenues) and small- and mid-capitalization companies. The fund may also invest in real estate investment trusts (REITs) that finance medical care facilities. REITs are publicly traded corporations or trusts that acquire, hold and manage real estate.

Under certain market conditions, the fund may frequently invest in companies at the time of their initial public offering (IPO). By virtue of its size and institutional nature, the advisor may have greater access than individual investors have to IPOs, including access to so-called "hot issues" which are generally traded in the aftermarket at prices in excess of the IPO price. IPOs will frequently be sold within 12 months of purchase which may result in increased short-term capital gains.

Up to 25% of the fund's total assets may be invested in securities of foreign issuers which are either listed on a United States stock exchange or represented by American Depositary Receipts.

To generate additional income, the fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks, and other institutions.

--------------------------------------------------------------------------------
MAIN RISKS

The value of your investment in this fund will change daily, which means you could lose money. The main risks of investing in this fund include:


RISKS OF COMMON STOCKS. Stocks may decline significantly in price over short or extended periods of time. Price changes may affect the market as a whole, or they may affect only a particular company, industry, or sector of the market.


RISKS OF THE HEALTH SCIENCES SECTOR. Because the fund invests primarily in stocks related to health care or medicine, it is particularly susceptible to risks associated with the health sciences industries. Many products and services in the health sciences industries may become rapidly obsolete due to technological and scientific advances. In addition, governmental regulation may have a material effect on the demand for products and services in these industries.


RISKS OF NON-DIVERSIFICATION. The fund is non-diversified. This means that it may invest a larger portion of its assets in a limited number of companies than a diversified fund. Because a relatively high percentage of the fund's assets may be invested in the securities of a limited number of issuers, and because those issuers will be in the same or related economic sectors, the fund's portfolio securities may be more susceptible to any single economic, technological, or regulatory occurrence than the portfolio securities of a diversified fund.


RISKS OF DEVELOPMENT STAGE, SMALL- AND MID-CAP STOCKS. Stocks of development stage and small-capitalization companies involve substantial risk. These stocks historically have experienced greater price volatility than stocks of more established and larger-capitalization companies, and they may be expected to do so in the future. While stocks of mid-cap companies may be slightly less volatile than those of small-cap companies, they still involve substantial risk and their prices may be subject to more abrupt or erratic movements than those of larger, more established companies or the market averages in general.


RISKS OF REAL ESTATE INVESTMENT TRUSTS (REITS). REITs will be affected by changes in the values of and incomes from the properties they own or the credit quality of the mortgages they hold. REITs are dependent on specialized management skills which may affect their ability to generate cash flow for operating purposes and to make distributions to shareholders or unitholders.

RISKS OF INITIAL PUBLIC OFFERINGS (IPOS). Companies involved in IPOs generally have limited operating histories and prospects for future profitability are uncertain. Prices of IPOs may also be unstable due to the absence of a prior public market, the small number of shares available for trading and limited investor information. IPOs will frequently be sold within 12 months of purchase. This may result in increased short-term capital gains, which will be taxable to shareholders as ordinary income.


                        3      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
HEALTH SCIENCES FUND CONTINUED

FOREIGN SECURITY RISK. Securities of foreign issuers, even when dollar-denominated and publicly traded in the United States, may involve risks not associated with the securities of domestic issuers, including the risks of adverse currency fluctuations and of political or social instability or diplomatic developments that could adversely affect the securities.


RISKS OF SECURITIES LENDING. The fund is subject to the risk that the other party to a securities lending agreement will default on its obligations.

--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's Class A shares has varied from year to year. The performance of Class B and Class C shares will be lower due to their higher expenses. Sales charges are not reflected in the chart; if they were, returns would be lower.

The table compares the fund's performance for Class A and Class B shares over different time periods to that of the fund's benchmark index, which is a broad measure of market performance. However, because Class C shares have not been offered for a full calendar year, no performance information is presented for these shares. The fund's performance reflects sales charges and fund expenses; the benchmark is unmanaged and has no expenses.

Both the chart and the table assume that all distributions have been reinvested.


                        4      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
HEALTH SCIENCES FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1)

[BAR CHART]

          16.14%                   -6.94%                   -1.32%
--------------------------------------------------------------------------------
           1997                     1998                     1999

Best Quarter:    Quarter ending     December 31, 1998        17.93%
Worst Quarter:   Quarter ending     September 30, 1998      (22.34)%

AVERAGE ANNUAL TOTAL RETURNS           Inception               Since Inception    Since Inception
AS OF 12/31/99                              Date     One Year       (Class A)          (Class B)
-------------------------------------------------------------------------------------------------
Health Sciences Fund (Class A)           1/31/96       (6.52)%           0.15%                N/A
-------------------------------------------------------------------------------------------------
Health Sciences Fund (Class B)           1/31/96       (6.70)%            N/A                0.17%
-------------------------------------------------------------------------------------------------
S & P Health Care Composite Index(2)                   (8.15)%          21.96%              21.96%
-------------------------------------------------------------------------------------------------

(1)Total return for the period from 1/1/00 through 9/30/00 was 47.57%.

(2)An unmanaged index comprised of health care stocks in the S & P 500 (an unmanaged index of large capitalization stocks). The since inception performance of the index is calculated from 1/31/96.

--------------------------------------------------------------------------------
FEES AND EXPENSES

As an investor, you pay fees and expenses to buy and hold shares of the fund. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. The figures below show fund expenses during the fiscal year ended September 30, 2000.(1)

SHAREHOLDER FEES                                                                CLASS A     CLASS B     CLASS C
--------------------------------------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)
 AS A % OF OFFERING PRICE                                                        5.25%(2)   0.00%       1.00%
 MAXIMUM DEFERRED SALES CHARGE (LOAD)
 AS A % OF ORIGINAL PURCHASE PRICE OR REDEMPTION PROCEEDS, WHICHEVER IS LESS     0.00%(3)   5.00%       1.00%
 ANNUAL MAINTENANCE FEE(4)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                              $  25       $ 25        $ 25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
-------------------------------------------------------------------------------------------------------------
 Management Fees                                                                 0.70%      0.70%       0.70%
 Distribution and Service (12b-1) Fees                                           0.25%      1.00%       1.00%
 Other Expenses                                                                  0.51%      0.51%       0.51%
 TOTAL                                                                           1.46%      2.21%       2.21%
-------------------------------------------------------------------------------------------------------------

(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

 Waiver of Fund Expenses                                                        (0.29)%    (0.29)%     (0.29)%
 TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)                          1.17%      1.92%       1.92%

THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 1.15%, 1.90% AND 1.90%, RESPECTIVELY, FOR CLASS A, CLASS B AND CLASS C SHARES. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)Certain investors may qualify for reduced sales charges. See "Buying Shares -- Calculating Your Share Price."

(3)Class A share investments of $1 million or more on which no front-end sales charge is paid may be subject to a contingent deferred sales charge. See "Buying Shares -- Calculating Your Share Price."
(4)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

                                         CLASS B                    CLASS B                   CLASS C                   CLASS C
                             assuming redemption     assuming no redemption       assuming redemption    assuming no redemption
               CLASS A     at end of each period      at end of each period     at end of each period     at end of each period
               -------     ---------------------     ----------------------     ---------------------    ----------------------
   1 year       $  666                    $  724                     $  224                    $  422                    $  322
   3 years      $  962                    $1,091                     $  691                    $  784                    $  784
   5 years      $1,281                    $1,385                     $1,185                    $1,273                    $1,273
  10 years      $2,180                    $2,352                     $2,352                    $2,619                    $2,619


                        5      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
REAL ESTATE SECURITIES FUND

--------------------------------------------------------------------------------
OBJECTIVE

Real Estate Securities Fund's objective is to provide above average current income and long-term capital appreciation.


--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Under normal market conditions, Real Estate Securities Fund invests primarily (at least 65% of its total assets) in income-producing common stocks of publicly traded companies engaged in the real estate industry. These companies derive at least 50% of their revenues or profits from the ownership, construction, management, financing or sale of real estate, or have at least 50% of the fair market value of their assets invested in real estate. The advisor will select companies that it believes exhibit strong management teams, a strong competitive position, above average growth in revenues and a sound balance sheet.

A majority of the fund's total assets will be invested in real estate investment trusts (REITs). REITs are publicly traded corporations or trusts that acquire, hold and manage residential or commercial real estate. REITs generally can be divided into the following three types:

- equity REITs, which invest the majority of their assets directly in real property and derive their income primarily from rents and capital gains or real estate appreciation.

- mortgage REITs, which invest the majority of their assets in real estate mortgage loans and derive their income primarily from interest payments.

- hybrid REITs, which combine the characteristics of equity REITs and mortgage REITs.

The fund expects to emphasize investments in equity REITs, although it may invest in all three kinds of REITs.

To generate additional income, the fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks, and other institutions.


--------------------------------------------------------------------------------
MAIN RISKS

The value of your investment in this fund will change daily, which means you could lose money. The main risks of investing in this fund include:


RISKS OF COMMON STOCKS. Stocks may decline significantly in price over short or extended periods of time. Price changes may occur in the market as a whole, or they may occur in only a particular company, industry, or sector of the market.


RISKS OF THE REAL ESTATE INDUSTRY. Because the fund invests primarily in the real estate industry, it is particularly susceptible to risks associated with that industry. The real estate industry has been subject to substantial fluctuations and declines on a local, regional, and national basis in the past and may continue to be in the future.


RISKS OF REAL ESTATE INVESTMENT TRUSTS (REITS). There are risks associated with direct investments in REITs. Equity REITs will be affected by changes in the values of and incomes from the properties they own, while mortgage REITs may be affected by the credit quality of the mortgage loans they hold. REITs are dependent on specialized management skills which may affect their ability to generate cash flow for operating purposes and to make distributions to shareholders or unitholders.


RISKS OF NON-DIVERSIFICATION. The fund is non-diversified. This means that it may invest a larger portion of its assets in a limited number of companies than a diversified fund. Because a relatively high percentage of the fund's assets may be invested in the securities of a limited number of issuers, and because those issuers generally will be in the real estate industry, the fund's portfolio securities may be more susceptible to any single economic or regulatory occurrence than the portfolio securities of a diversified fund.


RISKS OF SECURITIES LENDING. The fund is subject to the risk that the other party to a securities lending agreement will default on its obligations.


--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's Class A shares has varied from year to year. The performance of Class B and Class C shares will be lower due to their higher expenses. Sales charges are not reflected in the chart; if they were, returns would be lower.

The table compares the fund's performance for Class A and Class B shares over different time periods to that of the fund's benchmark index, which is a broad measure of market performance. However, because Class C shares have not been offered for a full calendar year, no performance information is presented for these shares. The fund's performance reflects sales charges and fund expenses; the benchmark is unmanaged and has no expenses.

Both the chart and the table assume that all distributions have been reinvested.


                        6      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
REAL ESTATE SECURITIES FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1)

[BAR CHART]

               30.63%         19.21%         -16.16%        -3.91%
--------------------------------------------------------------------------------
                1996           1997           1998           1999

Best Quarter:    Quarter ending     December 31, 1996       16.59%
Worst Quarter:   Quarter ending     September 30, 1998      (9.78)%

AVERAGE ANNUAL TOTAL RETURNS              Inception                      Since Inception        Since Inception
AS OF 12/31/99                                 Date     One Year              (Class A)              (Class B)
-------------------------------------------------------------------------------------------------------------
Real Estate Securities Fund (Class A)       9/29/95        (8.99)%               5.48%                   N/A
-------------------------------------------------------------------------------------------------------------
Real Estate Securities Fund (Class B)       9/29/95        (9.08)%                N/A                   5.57%
-------------------------------------------------------------------------------------------------------------
Morgan Stanley REIT Index(2)                               (4.55)%               7.58%                  7.02%
-------------------------------------------------------------------------------------------------------------

(1)Total return for the period from 1/1/00 through 9/30/00 was 27.54%.

(2)An unmanaged index of the most actively traded real estate investment trusts. The since inception performance of the index is calculated from 9/30/95.

--------------------------------------------------------------------------------
FEES AND EXPENSES

As an investor, you pay fees and expenses to buy and hold shares of the fund. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. The figures below show fund expenses during the fiscal year ended September 30, 2000.(1)

SHAREHOLDER FEES                                                                   CLASS A       CLASS B        CLASS C
-----------------------------------------------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)
 AS A % OF OFFERING PRICE                                                          5.25%(2)      0.00%          1.00%
 MAXIMUM DEFERRED SALES CHARGE (LOAD)
 AS A % OF ORIGINAL PURCHASE PRICE OR REDEMPTION PROCEEDS, WHICHEVER IS LESS       0.00%(3)      5.00%          1.00%
 ANNUAL MAINTENANCE FEE(4)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                                 $ 25          $ 25           $ 25
ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
-----------------------------------------------------------------------------------------------------------------------
 Management Fees                                                                   0.70%         0.70%          0.70%
 Distribution and Service (12b-1) Fees                                             0.25%         1.00%          1.00%
 Other Expenses                                                                    0.29%         0.29%          0.29%
 TOTAL                                                                             1.24%         1.99%          1.99%
-----------------------------------------------------------------------------------------------------------------------

(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

 Waiver of Fund Expenses                                                        (0.19)%    (0.19)%     (0.19)%
 TOTAL ACTUAL ANNUAL OPERATING EXPENSES  (AFTER WAIVERS)                         1.05%      1.80%       1.80%

THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 1.05%, 1.80% AND 1.80%, RESPECTIVELY, FOR CLASS A, CLASS B AND CLASS C SHARES. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)Certain investors may qualify for reduced sales charges. See "Buying Shares -- Calculating Your Share Price."

(3)Class A share investments of $1 million or more on which no front-end sales charge is paid may be subject to a contingent deferred sales charge. See "Buying Shares -- Calculating Your Share Price."

(4)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Polices & Services -- Selling Shares, Accounts with Low Balances."
--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

                                         CLASS B                    CLASS B                   CLASS C                   CLASS C
                             assuming redemption     assuming no redemption       assuming redemption    assuming no redemption
               CLASS A     at end of each period      at end of each period     at end of each period     at end of each period
               -------     ---------------------      ---------------------     ---------------------     ---------------------
   1 year       $  645                    $  702                     $  202                    $  400                    $  300
   3 years      $  898                    $1,024                     $  624                    $  718                    $  718
   5 years      $1,170                    $1,273                     $1,073                    $1,162                    $1,162
  10 years      $1,946                    $2,123                     $2,123                    $2,394                    $2,394


                        7      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
TECHNOLOGY FUND

--------------------------------------------------------------------------------
OBJECTIVE

Technology Fund has an objective of long-term growth of capital.

--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Under normal market conditions, Technology Fund invests primarily (at least 65% of its total assets) in common stocks of companies which the fund's advisor believes either have, or will develop, products, processes, or services that will provide or will benefit significantly from technological innovations, advances and improvements. These may include:

- inexpensive computing power, such as personal computers.

- improved methods of communications, such as satellite transmission.

- technology related services such as internet related marketing services.

The prime emphasis of the fund is to identify companies which the advisor believes are positioned to benefit from technological advances in areas such as semiconductors, computers, software, communications, and online services. Companies in which the fund invests may include development stage companies (companies that do not have significant revenues) and small-capitalization companies. The advisor will generally select companies that it believes exhibit strong management teams, a strong competitive position, above average growth in revenues and a sound balance sheet.

Under certain market conditions, the fund may frequently invest in companies at the time of their initial public offering (IPO). By virtue of its size and institutional nature, the advisor may have greater access than individual investors have to IPOs, including access to so-called "hot issues" which are generally traded in the aftermarket at prices in excess of the IPO price. IPOs will frequently be sold within 12 months of purchase which may result in increased short-term capital gains.

Up to 25% of the fund's total assets may be invested in securities of foreign issuers which are either listed on a United States stock exchange or represented by American Depositary Receipts.

To generate additional income, the fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks, and other institutions.

--------------------------------------------------------------------------------
MAIN RISKS

The value of your investment in this fund will change daily, which means you could lose money. The main risks of investing in this fund include:


RISKS OF COMMON STOCKS. Stocks may decline significantly in price over short or extended periods of time. Price changes may affect the market as a whole, or they may affect only a particular company, industry, or sector of the market.


RISKS OF NON-DIVERSIFICATION. The fund is non-diversified. This means that it may invest a larger portion of its assets in a limited number of companies than a diversified fund. Because a relatively high percentage of the fund's assets may be invested in the securities of a limited number of issuers, and because those issuers will be in the same or related economic sectors, the fund's portfolio securities may be more susceptible to any single economic, technological or regulatory occurrence than the portfolio securities of a diversified fund.


RISKS OF THE TECHNOLOGY SECTOR. Because the fund invests primarily in technology related stocks, it is particularly susceptible to risks associated with the technology industry. Competitive pressures may have a significant effect on the financial condition of companies in that industry.


RISKS OF DEVELOPMENT STAGE AND SMALL-CAP STOCKS. Stocks of development stage and small-capitalization companies involve substantial risk. These stocks historically have experienced greater price volatility than stocks of more established and larger-capitalization companies, and they may be expected to do so in the future.


RISKS OF INITIAL PUBLIC OFFERINGS (IPOS). Companies involved in IPOs generally have limited operating histories and prospects for future profitability are uncertain. Prices of IPOs may also be unstable due to the absence of a prior public market, the small number of shares available for trading and limited investor information. IPOs will frequently be sold within 12 months of purchase. This may result in increased short-term capital gains, which will be taxable to shareholders as ordinary income.


FOREIGN SECURITY RISK. Securities of foreign issuers, even when dollar-denominated and publicly traded in the United States, may involve risks not associated with the securities of domestic issuers, including the risks of adverse currency fluctuations and of political or social instability, or diplomatic developments that could adversely affect the securities.


RISKS OF SECURITIES LENDING. The fund is subject to the risk that the other party to a securities lending agreement will default on its obligations.


                        8      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
TECHNOLOGY FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations below provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.


The bar chart shows you how performance of the fund's Class A shares has varied from year to year. The performance of Class B and Class C shares will be lower due to their higher expenses. Sales charges are not reflected in the chart; if they were, returns would be lower.

The table compares the fund's performance for Class A and Class B shares over different time periods to that of the fund's benchmark index, which is a broad measure of market performance. However, because Class C shares have not been offered for a full calendar year, no performance information is presented for these shares. The fund's performance reflects sales charges and fund expenses; the benchmark is unmanaged and has no expenses.

Both the chart and the table assume that all distributions have been reinvested.


--------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1),(2)

[BAR CHART]

     40.93%         22.12%         6.91%          32.47%         191.79%
--------------------------------------------------------------------------------
      1995           1996          1997            1998           1999

Best Quarter:    Quarter ending     December 31, 1999        80.60%
Worst Quarter:   Quarter ending     September 30, 1998      (18.20)%

AVERAGE ANNUAL TOTAL RETURNS
AS OF 12/31/99(2)                     Inception                               Since Inception     Since Inception
                                           Date    One Year    Five Years            (Class A)           (Class B)
------------------------------------------------------------------------------------------------------------------
Technology Fund (Class A)                4/4/94     176.52%        46.46%               45.04%                N/A
------------------------------------------------------------------------------------------------------------------
Technology Fund (Class B)               8/15/94     184.69%        46.87%                 N/A               49.45%
------------------------------------------------------------------------------------------------------------------
S & P Technology Composite Index(3)                  75.21%        50.76%               47.34%              47.88%
------------------------------------------------------------------------------------------------------------------

(1)Total return for the period from 1/1/00 to 9/30/00 was (0.27)%.

(2)Technology Fund's 1999 returns were primarily achieved buying IPOs and technology related stocks in a period favorable for these investments. Of course, such favorable returns involve accepting the risk of volatility, and there is no assurance that the fund's future investment in IPOs and technology stocks will have the same effect on performance as it did in 1999.

(3)An unmanaged index comprised of technology stocks in the S & P 500 (an unmanaged index of large capitalization stocks). The since inception performance of the index for Class A and Class B shares is calculated from 4/30/94 and 8/31/94, respectively.


                        9      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
TECHNOLOGY FUND CONTINUED

--------------------------------------------------------------------------------
FEES AND EXPENSES

As an investor, you pay fees and expenses to buy and hold shares of the fund. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. The figures below show fund expenses during the fiscal year ended September 30, 2000.(1)

SHAREHOLDER FEES                                                              CLASS A    CLASS B     CLASS C
------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD)
AS A % OF OFFERING PRICE                                                        5.25%(2)   0.00%       1.00%
MAXIMUM DEFERRED SALES CHARGE (LOAD)
AS A % OF ORIGINAL PURCHASE PRICE OR REDEMPTION PROCEEDS, WHICHEVER IS LESS     0.00%(3)   5.00%       1.00%
ANNUAL MAINTENANCE FEE(4)
ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
------------------------------------------------------------------------------------------------------------
Management Fees                                                                 0.70%      0.70%       0.70%
Distribution and Service (12b-1) Fees                                           0.25%      1.00%       1.00%
Other Expenses                                                                  0.20%      0.20%       0.20%
TOTAL                                                                           1.15%      1.90%       1.90%
------------------------------------------------------------------------------------------------------------

(1)THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 1.15%, 1.90% AND 1.90%, RESPECTIVELY, FOR CLASS A, CLASS B, AND CLASS C SHARES. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)Certain investors may qualify for reduced sales charges. See "Buying Shares -- Calculating Your Share Price."

(3)Class A share investments of $1 million or more on which no front-end sales charge is paid may be subject to a contingent deferred sales charge. See "Buying Shares -- Calculating Your Share Price."

(4)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares.
   See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

                                         CLASS B                    CLASS B                   CLASS C                   CLASS C
                             assuming redemption     assuming no redemption       assuming redemption    assuming no redemption
               CLASS A     at end of each period      at end of each period     at end of each period     at end of each period
               -------     ---------------------      ---------------------     ---------------------     ---------------------
   1 year       $  636                    $  693                     $  193                    $  391                    $  291
   3 years      $  871                    $  997                     $  597                    $  691                    $  691
   5 years      $1,125                    $1,226                     $1,026                    $1,116                    $1,116
  10 years      $1,849                    $2,027                     $2,027                    $2,300                    $2,300


                       10      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
BUYING SHARES

You may become a shareholder in any of the funds with an initial investment of $1,000 or more ($250 for a retirement plan or a Uniform Gifts to Minors Act/Uniform Transfers to Minors Act (UGMA/UTMA) account). Additional investments can be made for as little as $100 ($25 for a retirement plan or an UGMA/UTMA account). The funds have the right to waive these minimum investment requirements for employees of the funds' advisor and its affiliates. The funds also have the right to reject any purchase order.

--------------------------------------------------------------------------------
CHOOSING A SHARE CLASS

All funds in this prospectus offer Class A, Class B, and Class C shares.

Each class has its own cost structure. The amount of your purchase and the length of time you expect to hold your shares will be factors in determining which class of shares is best for you.


Class A Shares. If you are making an investment that qualifies for a reduced sales charge, Class A shares may be best for you. Class A shares feature:

-  a front-end sales charge, described below.

- lower annual expenses than Class B or Class C shares. See "Fund Summaries" for more information on fees and expenses.

Because Class A shares will normally be the better choice if your investment qualifies for a reduced sales charge:

- orders for Class B shares for $250,000 or more will be treated as orders for Class A shares.

- orders for Class C shares for $1 million or more will be treated as orders for Class A shares.

- orders for Class B or Class C shares by an investor eligible to purchase Class A shares without a front-end sales charge will be treated as orders for Class A shares.


CLASS B SHARES. If you want all your money to go to work for you immediately, you may prefer Class B shares. Class B shares have no front-end sales charge. However, Class B shares do have:

- higher annual expenses than Class A shares. See "Fund Summaries -- Fees and Expenses."

- a back-end sales charge, called a "contingent deferred sales charge," if you redeem your shares within six years of purchase.

- automatic conversion to Class A shares approximately eight years after purchase, thereby reducing future annual expenses.


CLASS C SHARES. These shares combine some of the characteristics of Class A and Class B shares. Class C shares have a low front-end sales charge of 1%, so more of your investment goes to work immediately than if you had purchased Class A shares. However, Class C shares also feature:

- a 1% contingent deferred sales charge if you redeem your shares within 18 months of purchase.

- higher annual expenses than Class A shares. See "Fund Summaries -- Fees and Expenses."

-  no conversion to Class A shares.

Because Class C shares do not convert to Class A shares, they will continue to have higher annual expenses than Class A shares for as long as you hold them.


--------------------------------------------------------------------------------
12B-1 FEES

Each fund has adopted a plan under Rule 12b-1 of the Investment Company Act that allows it to pay the fund's distributor an annual fee for the distribution and sale of its shares and for services provided to shareholders.

For                                     12b-1 fees are equal to:
--------------------------------------------------------------------------------
Class A shares                          0.25% of average daily net assets
Class B shares                          1% of average daily net assets
Class C shares                          1% of average daily net assets

Because these fees are paid out of a fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Class A share 12b-1 fee is a shareholder servicing fee. For Class B and Class C shares, a portion of the 12b-1 fee equal to 0.25% of average daily net assets is a shareholder servicing fee and 0.75% is a distribution fee.

The funds' distributor uses the shareholder servicing fee to compensate investment professionals, participating institutions, and "one-stop" mutual fund networks (institutions) for providing ongoing services to shareholder accounts. These institutions receive shareholder servicing fees equal to 0.25% of a fund's Class A, Class B, and Class C share average daily net assets attributable to shares sold through them. For net asset value sales of Class A shares on which the institution receives a commission, the institution does not begin to receive its shareholder servicing fee until one year after the shares are sold. The funds' distributor also pays institutions that sell Class C shares a 0.75% annual distribution fee beginning one year after the shares are sold. The funds' distributor retains the Class B share 0.75% annual distribution fee in order to finance the payment of sales commissions to institutions which sell Class B shares. See "Buying Shares -- Class B shares." The advisor or the distributor may pay additional fees to institutions out of their own assets in exchange for sales and/or administrative services performed on behalf of the institution's customers.


                       11      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
BUYING SHARES CONTINUED

--------------------------------------------------------------------------------
CALCULATING YOUR SHARE PRICE

Your purchase price will be based on the fund's net asset value (NAV) per share, which is generally calculated as of the close of regular trading on the New York Stock Exchange (usually 3 p.m. Central time) every day the exchange is open.

A fund's NAV is equal to the market value of its investments and other assets, less any liabilities, divided by the number of fund shares. If market prices are not readily available for an investment or if the advisor believes they are unreliable, fair value prices may be determined in good faith using methods approved by the funds' board of directors.

CLASS A SHARES. Your purchase price for Class A shares is typically the net asset value of your shares, plus a front-end sales charge. Sales charges vary depending on the amount of your purchase. The funds' distributor receives the sales charge you pay and reallows a portion of the sales charge to your investment professional or participating institution.

                                                                        Maximum
                                    Sales Charge                    Reallowance
                           as a % of            as a % of             as a % of
                            Purchase           Net Amount              Purchase
                               Price             Invested                 Price
-------------------------------------------------------------------------------
Less than  $ 50,000            5.25%                5.54%                 5.00%
$ 50,000 - $ 99,999            4.25%                4.44%                 4.00%
$100,000 - $249,999            3.25%                3.36%                 3.00%
$250,000 - $499,999            2.25%                2.30%                 2.00%
$500,000 - $999,999            1.75%                1.78%                 1.50%
$1 million and over               0%                   0%                    0%

Reducing Your Sales Charge. As shown in the preceding tables, larger purchases of Class A shares reduce the percentage sales charge you pay. You also may reduce your sales charge in the following ways:


PRIOR PURCHASES. Prior purchases of Class A shares of any First American fund (except a money market fund) will be factored into your sales charge calculation. That is, you will receive credit for either the original purchase price or the current net asset value of the other Class A shares you hold at the time of your purchase, whichever is greater. For example, let's say you're making a $10,000 investment and you already own other First American fund Class A shares that you purchased for $25,000, but are now valued at $45,000. Since the current net asset value of your shares is greater than their purchase price, you will receive credit for their current value and your sales charge will be based on a total purchase amount of $55,000. To receive a reduced sales charge, you must notify the fund of your prior purchases. This must be done at the time of purchase, either directly with the fund in writing or by notifying your investment professional or financial institution.

PURCHASES BY RELATED ACCOUNTS. Concurrent and prior purchases of Class A shares of any First American fund by certain other accounts also will be combined with your purchase to determine your sales charge. For example, purchases made by your spouse or children under age 21 will reduce your sales charge. To receive a reduced sales charge, you must notify the funds of purchases by any related accounts. This must be done at the time of purchase, either directly with the funds in writing or by notifying your investment professional or financial institution.

LETTER OF INTENT. If you plan to invest $50,000 or more over a 13-month period in Class A shares of any First American fund except the money market funds, you may reduce your sales charge by signing a non-binding letter of intent. (If you do not fulfill the letter of intent, you must pay the applicable sales charge.) In addition, if you reduce your sales charge to zero under a letter of intent and then sell your Class A shares within 18 months of their purchase, you may be charged a contingent deferred sales charge of 1%. See "For Investments of Over $1 Million."

More information on these ways to reduce your sales charge appears in the Statement of Additional Information (SAI). The SAI also contains information on investors who are eligible to purchase Class A shares without a sales charge.

--------------------------------------------------------------------------------

FOR INVESTMENTS OF OVER $1 MILLION

There is no initial sales charge on Class A share purchases of $1 million or more. However, your investment professional or financial institution may receive a commission of up to 1% on your purchase. If such a commission is paid, you will be assessed a contingent deferred sales charge (CDSC) of 1% if you sell your shares within 18 months. To find out whether you will be assessed a CDSC, ask your investment professional or financial institution. The funds' distributor receives any CDSC imposed when you sell your Class A shares. The CDSC is based on the value of your shares at the time of purchase or at the time of sale, whichever is less. The charge does not apply to shares you acquired by reinvesting your dividend or capital gain distributions.

To help lower your costs, shares that are not subject to a CDSC will be sold first. Other shares will then be sold in an order that minimizes your CDSC. The CDSC for Class A shares will be waived for:

- redemptions following the death or disability (as defined in the Internal Revenue Code) of a shareholder.

- redemptions that equal the minimum required distribution from an individual retirement account or other retirement plan to a shareholder who has reached the age of 70 1/2.

- redemptions through a systematic withdrawal plan, at a rate of up to 12% a year of your account's value. During the first year, the 12% annual limit will be based on the value of your account on the date the plan is established. Thereafter, it will be based on the value of your account on the preceding December 31.


Class B Shares. Your purchase price for Class B shares is their net asset value -- there is no front-end sales charge. However, if you redeem your shares within six years of purchase, you will pay a back-end sales charge, called a contingent


                       12      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
BUYING SHARES CONTINUED

deferred sales charge (CDSC). Although you pay no front-end sales charge when you buy Class B shares, the funds' distributor pays a sales commission of 4.35% of the amount invested to investment professionals and financial institutions which sell Class B shares. The funds' distributor receives any CDSC imposed when you sell your Class B shares.

Your CDSC will be based on the value of your shares at the time of purchase or at the time of sale, whichever is less. The charge does not apply to shares you acquired by reinvesting your dividend or capital gain distributions. Shares will be sold in the order that minimizes your CDSC.

                                                             CDSC as a % of the
Year since purchase                                         value of your shares
--------------------------------------------------------------------------------
First                                                                5%
Second                                                               5%
Third                                                                4%
Fourth                                                               3%
Fifth                                                                2%
Sixth                                                                1%
Seventh                                                              0%
Eighth                                                               0%

Your Class B shares and any related shares acquired by reinvesting your dividend or capital gain distributions will automatically convert to Class A shares eight years after the first day of the month you purchased the shares. For example, if you purchase Class B shares on June 15, 2001, they will convert to Class A shares on June 1, 2009.

The CDSC will be waived for:

- redemptions following the death or disability (as defined in the Internal Revenue Code) of a shareholder.

- redemptions that equal the minimum required distribution from an individual retirement account or other retirement plan to a shareholder who has reached the age of 70 1/2.

- redemptions through a systematic withdrawal plan, at a rate of up to 12% a year of your account's value. During the first year, the 12% annual limit will be based on the value of your account on the date the plan is established. Thereafter, it will be based on the value of your account on the preceding December 31.

CLASS C SHARES. Your purchase price for Class C shares is their net asset value plus a front-end sales charge equal to 1% of the purchase price (1.01% of the net amount invested). If you redeem your shares within 18 months of purchase, you will be assessed a contingent deferred sales charge (CDSC) of 1% of the value of your shares at the time of purchase or at the time of sale, whichever is less. The CDSC does not apply to shares you acquired by reinvesting your dividend or capital gain distributions. Shares will be sold in the order that minimizes your CDSC.

Even though your sales charge is only 1%, the funds' distributor pays a commission equal to 2% of your purchase price to your investment professional or participating institution. Additionally, the advisor may pay its affiliated broker-dealer, U.S. Bancorp Piper Jaffray Inc., an additional commission of up to 3% of your purchase price. The distributor receives any CDSC imposed when you sell your Class C shares.


The CDSC for Class C shares will be waived in the same circumstances as the Class B share CDSC. See "Class B Shares" above.


Unlike Class B shares, Class C shares do not convert to Class A shares after a specified period of time. Therefore, your shares will continue to have higher annual expenses than Class A shares.



--------------------------------------------------------------------------------
HOW TO BUY SHARES


You may buy shares on any day the New York Stock Exchange is open. However purchases of shares may be restricted in the event of an early or unscheduled close of the New York Stock Exchange. Your shares will be priced at the next net asset value calculated after your order is accepted by the fund, plus any applicable sales charge. To make sure that your order is accepted, follow the directions for purchasing shares given below.


BY PHONE. You may purchase shares by calling your investment professional or financial institution, if they have a sales agreement with the funds' distributor. In many cases, your order will be effective that day if received by your investment professional or financial institution by the close of regular trading on the New York Stock Exchange. In some cases, however, you will have to transmit your request by an earlier time in order for your purchase request to be effective that day. This allows your investment professional or financial institution time to process your request and transmit it to the fund. Some financial institutions may charge a fee for helping you purchase shares. Contact your investment professional or financial institution for more information.


If you are paying by wire, you may purchase shares by calling Investor Services at 1-800-637-2548 before the close of regular trading on the New York Stock Exchange (usually 3 p.m. Central time). All information will be taken over the telephone, and your order will be placed when the funds' custodian receives payment by wire. Wire federal funds as follows:


U.S. Bank National Association, Minneapolis, MN
ABA Number 091000022


For Credit to: DST Systems, Inc.:
Account Number 160234580266


For Further Credit to (investor name, account number and fund name)

You cannot purchase shares by wire on days when federally chartered banks are closed.


                       13      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
BUYING SHARES CONTINUED

BY MAIL. To purchase shares by mail, simply complete and sign a new account form, enclose a check made payable to the fund you wish to invest in, and mail both to:


First American Funds
c/o DST Systems, Inc.
P.O. Box 219382
Kansas City, Missouri 64121-9382

After you have established an account, you may continue to purchase shares by mailing your check to First American Funds at the same address.

Please note the following:

-  all purchases must be made in U.S. dollars.

- third party checks, credit cards, credit card checks, and cash are not accepted.

- if a check does not clear your bank, the funds reserve the right to cancel the purchase, and you could be liable for any losses or fees incurred.

--------------------------------------------------------------------------------
INVESTING AUTOMATICALLY

To purchase shares as part of a savings discipline, you may add to your investment on a regular basis:

- by having $100 or more ($25 for a retirement plan or a Uniform Gifts to Minors Act/Uniform Transfers to Minors Act account) automatically withdrawn from your bank account on a periodic basis and invested in fund shares.

- through automatic monthly exchanges of your shares of Prime Obligations Fund, a money market fund in the First American family of funds. Exchanges must be made into the same class of shares that you hold in Prime Obligations Fund.

You may apply for participation in either of these programs through your investment professional or financial institution or by calling Investor Services at 1-800-637-2548.


                       14      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
SELLING SHARES

--------------------------------------------------------------------------------
HOW TO SELL SHARES

You may sell your shares on any day when the New York Stock Exchange is open. However redemption of shares may be restricted in the event of an early or unscheduled close of the New York Stock Exchange. Your shares will be sold at the next net asset value calculated after your order is accepted by the fund less any applicable contingent deferred sales charge. Be sure to read the section "Buying Shares" for a description of contingent deferred sales charges. To make sure that your order is accepted, follow the directions for selling shares given below.

The proceeds from your sale normally will be mailed or wired within three days, but in no event more than seven days, after your request is received in proper form.

To minimize the effect of large redemption requests, each fund reserves the right to fulfill these redemption requests by distributing readily marketable securities in the fund's portfolio, rather than paying you in cash. See "Policies & Services -- Managing Your Investment, Redemption In-Kind."

BY PHONE. If you purchased shares through an investment professional or financial institution, simply call them to sell your shares. In many cases, your redemption will be effective that day if received by your investment professional or financial institution by the close of regular trading on the New York Stock Exchange. In some cases, however, you will have to call by an earlier time in order for your redemption to be effective that day. This allows your investment professional or financial institution time to process your request and transmit it to the fund. Contact your investment professional or financial institution directly for more information.

If you did not purchase shares through an investment professional or financial institution, you may sell your shares by calling Investor Services at 1-800-637-2548. Proceeds can be wired to your bank account (if the proceeds are at least $1,000 and you have previously supplied your bank account information to the fund) or sent to you by check. The funds reserve the right to limit telephone exchanges to $50,000 per day.

If you recently purchased your shares by check or through the Automated Clearing House (ACH), proceeds from the sale of those shares may not be available until your check or ACH payment has cleared, which may take up to 15 calendar days from the date of purchase.

BY MAIL. To sell shares by mail, send a written request to your investment professional or financial institution, or to the fund at the following address:

First American Funds
c/o DST Systems, Inc.
P.O. Box 219382
Kansas City, Missouri 64121-9382

Your request should include the following information:

-  name of the fund.

-  account number.

-  dollar amount or number of shares redeemed.

-  name on the account.

-  signatures of all registered account owner.

Signatures on a written request must be guaranteed if:

- you would like the proceeds from the sale to be paid to anyone other than to the shareholder of record.

- you would like the check mailed to an address other than the address on the funds' records.

-  your redemption request is for $50,000 or more.

A signature guarantee assures that a signature is genuine and protects shareholders from unauthorized account transfers. Banks, savings and loan associations, trust companies, credit unions, broker-dealers, and member firms of a national securities exchange may guarantee signatures. Call your financial institution to determine if it has this capability.

Proceeds from a written redemption request will be sent to you by check unless another form of payment is requested.

--------------------------------------------------------------------------------
SYSTEMATIC WITHDRAWALS

If your account has a value of $5,000 or more, you may redeem a specific dollar amount from your account on a regular basis. To set up systematic withdrawals, contact your investment professional or financial institution.

You should not make systematic withdrawals if you plan to continue investing in the fund, due to sales charges and tax liabilities.

--------------------------------------------------------------------------------
REINVESTING AFTER A SALE

If you sell Class A shares of a First American fund, you may reinvest Class A shares of that fund or another First American fund within 180 days without a sales charge. To reinvest in Class A shares at net asset value (without paying a sales charge), you must notify the fund directly in writing or notify your investment professional or financial institution.

--------------------------------------------------------------------------------
ACCOUNTS WITH LOW BALANCES

Except for retirement plans and Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts, if your account balance falls below $500 as a result of selling or exchanging shares, the fund reserves the right to either:

-  deduct a $25 annual account maintenance fee, or

- close your account and send you the proceeds, less any applicable contingent deferred sales charge.

Before taking any action, however, the fund will send you written notice of the action it intends to take and give you 30 days to re-establish a minimum account balance of $500.


                       15      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
MANAGING YOUR INVESTMENT

--------------------------------------------------------------------------------

EXCHANGING SHARES

If your investment goals or your financial needs change, you may move from one First American fund to another. There is no fee to exchange shares.

Generally, you may exchange your shares only for shares of the same class. However, you may exchange your Class A shares for Class Y shares of the same or another First American fund if you subsequently become eligible to participate in that class (for example, by opening a fiduciary, custody or agency account with a financial institution which invests in Class Y shares).

Exchanges are made based on the net asset value per share of each fund at the time of the exchange. When you exchange your Class A shares of one of the funds for Class A shares of another First American fund, you do not have to pay a sales charge. When you exchange your Class B or Class C shares for Class B or Class C shares of another First American fund, the time you held the shares of the "old" fund will be added to the time you hold the shares of the "new" fund for purposes of determining your CDSC or, in the case of Class B shares, calculating when your shares convert to Class A shares.

Before exchanging into any fund, be sure to read its prospectus carefully. A fund may change or cancel its exchange policies at any time. You will be notified of any changes. The funds have the right to limit exchanges to four times per year.

BY PHONE. You may exchange shares by calling your investment professional, your financial institution, or the funds direct, provided that both funds have identical shareholder registrations. To request an exchange through the funds, call Investor Services at 1-800-637-2548. Your instructions must be received before 3 p.m. Central time, or by the time specified by your investment professional or financial institution, in order for shares to be exchanged the same day.


BY MAIL. To exchange shares by written request, please follow the procedures under "Selling Shares." Be sure to include the names of both funds involved in the exchange.

--------------------------------------------------------------------------------

TELEPHONE TRANSACTIONS

You may buy, sell, or exchange shares by telephone, unless you elected on your new account form to restrict this privilege. If you wish to reinstate this option on an existing account, please call Investor Services at 1-800-637-2548 to request the appropriate form.

The funds and their agents will not be responsible for any losses that may result from acting on wire or telephone instructions that they reasonably believe to be genuine. The funds and their agents will each follow reasonable procedures to confirm that instructions received by telephone are genuine, which may include taping telephone conversations.

It may be difficult to reach the funds by telephone during periods of unusual market activity. If you are unable to reach the funds or their agents by telephone, please consider sending written instructions.

--------------------------------------------------------------------------------
REDEMPTION IN-KIND

Generally, proceeds from redemption requests will be paid in cash. However, to minimize the effect of large redemption requests on a fund and its remaining shareholders, each fund reserves the right to pay part or all of the proceeds from a redemption request in a proportionate share of readily marketable securities in the fund instead of in cash. In selecting securities for a redemption in-kind, the advisor will consider the best interests of the fund and the remaining fund shareholders, and will value these securities in accordance with the pricing methods employed to calculate the fund's net asset value per share. If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of the securities received in the redemption.


                       16      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
MANAGING YOUR INVESTMENT

--------------------------------------------------------------------------------

STAYING INFORMED

SHAREHOLDER REPORTS. Shareholder reports are mailed twice a year, in November and May. They include financial statements and performance information, and on an annual basis, a message from your portfolio managers and the auditors' report.

In an attempt to reduce shareholder costs and help eliminate duplication, the funds will try to limit their mailings to one report for each address that lists one or more shareholders with the same last name. If you would like additional copies, please call Investor Services at 1-800-637-2548.


STATEMENTS AND CONFIRMATIONS. Statements summarizing activity in your account are mailed quarterly. Confirmations are mailed following each purchase or sale of fund shares.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS

Dividends from a fund's net investment income are declared and paid quarterly. Any capital gains are distributed at least once each year.

On the ex-dividend date for a distribution, a fund's share price is reduced by the amount of the distribution. If you buy shares just before the ex-dividend date, in effect, you "buy the dividend." You will pay the full price for the shares and then receive a portion of that price back as a taxable distribution.


Dividend and capital gain distributions will be reinvested in additional shares of the fund paying the distribution, unless you request that distributions be reinvested in another First American fund or paid in cash. This request may be made on your new account form, or by writing to the fund, your investment professional or your financial institution. If you request that your distributions be paid in cash but those distributions cannot be delivered because of an incorrect mailing address, the undelivered distributions and all future distributions will be reinvested in fund shares.

--------------------------------------------------------------------------------
TAXES

Some of the tax consequences of investing in the funds are discussed below. More information about taxes is in the Statement of Additional Information. However, because everyone's tax situation is unique, always consult your tax professional about federal, state, and local tax consequences.


TAXES ON DISTRIBUTIONS. Each fund pays its shareholders dividends from its net investment income and any net capital gains that it has realized. For most investors, fund dividends and distributions are considered taxable whether they are reinvested or taken in cash (unless your investment is in an IRA or other tax-advantaged account).

Dividends from a fund's net investment income and short-term capital gains are taxable as ordinary income. Distributions of a fund's long-term capital gains are taxable as long-term gains, regardless of how long you have held your shares. The funds expect that, as a result of their investment objectives and strategies, their distributions will consist primarily of ordinary income in the case of Real Estate Securities Fund and capital gains in the case of Health Sciences Fund and Technology Fund. A portion of the distributions paid by Real Estate Securities Fund may be a return of capital.


TAXES ON TRANSACTIONS. The sale of fund shares, or the exchange of one fund's shares for shares of another fund, will be a taxable event and may result in a capital gain or loss. The gain or loss will be considered long-term if you have held your shares for more than one year. A gain or loss on shares held for one year or less is considered short-term and is taxed at the same rates as ordinary income.

If in redemption of his or her shares a shareholder receives a distribution of readily marketable securities instead of cash, the shareholder will be treated as receiving an amount equal to the fair market value of the securities at the time of the distribution for purposes of determining capital gain or loss on the redemption, and will also acquire a basis in the shares for federal income tax purposes equal to their fair market value.

The exchange of one class of shares for another class of shares in the same fund will not be taxable.


                       17      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Additional Information
MANAGEMENT

U.S. Bank National Association (U.S. Bank), acting through its First American Asset Management division, is the funds' investment advisor. First American Asset Management provides investment management services to individuals and institutions, including corporations, foundations, pensions and retirement plans. As of September 30, 2000, it had more than $77 billion in assets under management, including investment company assets of more than $33 billion. As investment advisor, First American Asset Management manages the funds' business and investment activities, subject to the authority of the board of directors.

Each fund pays the investment advisor a monthly fee for providing investment advisory services. During the fiscal year ended September 30, 2000, after taking into account any fee waivers, the funds paid the following investment advisory fees to First American Asset Management:

                                                                    Advisory fee
                                                                       as a % of
                                                                   average daily
                                                                      net assets
--------------------------------------------------------------------------------
HEALTH SCIENCES FUND                                                       0.41%
REAL ESTATE SECURITIES FUND                                                0.51%
TECHNOLOGY FUND                                                            0.70%
--------------------------------------------------------------------------------

DIRECT CORRESPONDENCE TO:

First American Funds
P.O. Box 1330
Minneapolis, Minnesota 55440-1330

INVESTMENT ADVISOR

First American Asset Management
601 Second Avenue South
Minneapolis, Minnesota 55402

DISTRIBUTOR

SEI Investments Distribution Co.
Oaks, Pennsylvania 19456

PENDING ACQUISITION

On October 4, 2000, U.S. Bancorp, the parent company of the funds' investment advisor, announced that it had entered into an agreement to be acquired by Firstar Corporation. It is anticipated that this acquisition will be completed in the first quarter of 2001, subject to regulatory approval, the approval of U.S. Bancorp shareholders and the satisfaction of customary closing conditions.

ADDITIONAL COMPENSATION

U.S. Bank and other affiliates of U.S. Bancorp may act as fiduciary with respect to plans subject to the Employee Retirement Income Security Act of 1974 (ERISA) and other trust and agency accounts that invest in the funds. As described above, U.S. Bank receives compensation for acting as the funds' investment advisor. U.S. Bank and its affiliates also receive compensation in connection with the following:

CUSTODY SERVICES. U.S. Bank provides or compensates others to provide custody services to the funds. U.S. Bank is paid monthly fees equal, on an annual basis, to 0.03% of a fund's average daily net assets. In addition, U.S. Bank is reimbursed for its out-of-pocket expenses incurred while providing custody services to the funds.

ADMINISTRATION SERVICES. U.S. Bank provides or compensates others to provide administrative services to all open-end funds in the First American family of funds. These services include general administrative and accounting services, transfer agency and dividend disbursing services, and shareholder services. U.S. Bank receives total fees equal, on an annual basis, to 0.12% of the aggregate average daily net assets of all open-end mutual funds in the First American fund family up to $8 billion and 0.105% of the aggregate average daily net assets of all open-end mutual funds in the First American fund family in excess of $8 billion. These fees are allocated among the funds in the First American family of funds on the basis of their relative net asset values. The funds also pay U.S. Bank fees based upon the number of funds and accounts maintained. In addition, U.S. Bank is reimbursed for its out-of-pocket expenses incurred while providing administrative services.

SECURITIES LENDING SERVICES. In connection with lending their portfolio securities, the funds pay administrative and custodial fees to U.S. Bank which are equal to 40% of the funds' income from these securities lending transactions.

BROKERAGE TRANSACTIONS. When purchasing and selling portfolio securities for the funds, the funds' investment advisor may place trades through its affiliates, U.S. Bancorp Investments, Inc. and U.S. Bancorp Piper Jaffray Inc., which will earn commissions on these transactions.

SHAREHOLDER SERVICING FEES. To the extent that fund shares are held through U.S. Bank on its broker-dealer affiliates, U.S. Bancorp Investments, Inc. and U.S. Bancorp Piper Jaffray Inc., those entities may receive shareholder servicing fees from the funds' distributor.


PORTFOLIO MANAGEMENT

Each fund's investments are managed by a team of persons associated with First American Asset Management.


                       18      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Additional Information
MORE ABOUT THE FUNDS

--------------------------------------------------------------------------------
OBJECTIVES

The funds' objectives may be changed without shareholder approval. If a fund's objectives change, you will be notified at least 30 days in advance. Please remember: There is no guarantee that any fund will achieve its objectives.


--------------------------------------------------------------------------------
INVESTMENT STRATEGIES

The funds' main investment strategies are the strategies that the funds' investment advisor believes are most likely to be important in trying to achieve the funds' objectives.

You should be aware that each fund may also use strategies and invest in securities that are not described in this prospectus, but that are described in the Statement of Additional Information (SAI). For a copy of the SAI, call Investor Services at 1-800-637-2548.


TEMPORARY INVESTMENTS. In an attempt to respond to adverse market, economic, political, or other conditions, each fund may temporarily invest without limit in cash and in U.S. dollar-denominated high-quality money market instruments and other short-term securities. Being invested in these securities may keep a fund from participating in a market upswing and prevent the fund from achieving its investment objectives.


PORTFOLIO TURNOVER. Fund managers may trade securities frequently, resulting, from time to time, in an annual portfolio turnover rate of over 100%. For the fiscal years ended September 30, 1996 through September 30, 2000, Technology Fund had portfolio turnover rates in excess of 100%. For the fiscal year ended September 30, 2000, Health Sciences Fund had a portfolio turnover rate in excess of 100%. Trading of securities may produce capital gains, which are taxable to shareholders when distributed. Active trading may also increase the amount of commissions or mark-ups to broker-dealers that the fund pays when it buys and sells securities. The "Financial Highlights" section of this prospectus shows each fund's historical portfolio turnover rate.


--------------------------------------------------------------------------------
RISKS

The main risks of investing in the funds are summarized in the "Fund Summaries" section. More information about fund risks is presented below.


MARKET RISK. All stocks are subject to price movements due to changes in general economic conditions, changes in the level of prevailing interest rates, changes in investor perceptions of the market, or the outlook for overall corporate profitability.


COMPANY RISK. Individual stocks can perform differently than the overall market. This may be a result of specific factors such as changes in corporate profitability due to the success or failure of specific products or management strategies, or it may be due to changes in investor perceptions regarding a company.

SECTOR RISK. The stocks of companies within specific industries or sectors of the economy can periodically perform differently than the overall stock market. This can be due to changes in such things as the regulatory or competitive environment or to changes in investor perceptions of a particular industry or sector. Each fund is subject to the particular risks of the sector in which it principally invests.

RISKS OF THE HEALTH SCIENCES SECTOR. Health Sciences Fund invests primarily in equity securities of companies which develop, produce or distribute products or services connected with health care or medicine. Many products and services in the health sciences industries may become rapidly obsolete due to technological and scientific advances. In addition, the health sciences industries generally are subject to greater governmental regulation than many other industries, so that changes in governmental policies may have a material effect on the demand for products and services in these industries. Regulatory approvals generally are required before new drugs, medical devices or medical procedures can be introduced and before health care providers can acquire additional facilities or equipment.

RISKS OF THE REAL ESTATE SECTOR. Real Estate Securities Fund invests primarily in equity securities of publicly traded companies in the real estate industry. The real estate industry has been subject to substantial fluctuations and declines on a local, regional and national basis in the past and may continue to be in the future. Real property values and incomes from real property may decline due to general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, changes in zoning laws, casualty or condemnation losses, regulatory limitations on rents, changes in neighborhoods and in demographics, increases in market interest rates, or other factors. Factors such as these may adversely affect companies which own and operate real estate directly, companies which lend to them, and companies which service the real estate industry.

RISKS OF THE TECHNOLOGY SECTOR. Technology Fund invests primarily in equity securities of companies which the fund's advisor believes have, or will develop, products, processes or services that will provide or benefit significantly from technological advances and improvements. Competitive pressures may have a significant effect on the financial condition of companies in the technology industry. For example, if technology continues to advance at an accelerated rate and the number of companies and product offerings continues to expand, these companies could become increasingly sensitive to short product cycles and aggressive pricing.


                       19      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Additional Information
MORE ABOUT THE FUNDS CONTINUED

RISKS OF DEVELOPMENT STAGE AND SMALL-CAP STOCKS. Health Sciences Fund and Technology Fund may have significant investments in development stage and small-capitalization companies. Stocks of development stage and small-capitalization companies involve substantial risk. These companies may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. Their stock prices may be subject to more abrupt or erratic movements than stock prices of larger, more established companies or the market averages in general. In addition, the frequency and volume of their trading may be less than is typical of larger companies, making them subject to wider price fluctuations. In some cases, there could be difficulties in selling the stocks of development stage and small-capitalization companies at the desired time and price.


RISKS OF MID-CAP STOCKS. While stocks of mid-cap companies may be slightly less volatile than those of small-cap companies, they still involve substantial risk. Mid-cap companies may have limited product lines, markets or financial resources, and they may be dependent on a limited management group. Stocks of mid-cap companies may be subject to more abrupt or erratic market movements than those of larger, more established companies or the market averages in general.


RISKS OF INITIAL PUBLIC OFFERINGS (IPOs). Most IPOs involve a high degree of risk not normally associated with offerings of more seasoned companies. Companies involved in IPOs generally have limited operating histories, and their prospects for future profitability are uncertain. These companies often are engaged in new and evolving businesses and are particularly vulnerable to competition and to changes in technology, markets and economic conditions. They may be dependent on certain key managers and third parties, need more personnel and other resources to manage growth and require significant additional capital. They may also be dependent on limited product lines and uncertain property rights and need regulatory approvals. Investors in IPOs can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders. Stock prices of IPOs can also be highly unstable, due to the absence of a prior public market, the small number of shares available for trading and limited investor information.


RISKS OF REAL ESTATE INVESTMENT TRUSTS (REITs). Real Estate Securities Fund invests a majority of its assets in REITs and Health Sciences Fund also may invest in REITs. Equity REITs will be affected by changes in the values of and incomes from the properties they own, while mortgage REITs may be affected by the credit quality of the mortgage loans they hold. REITs are subject to other risks as well, including the fact that REITs are dependent on specialized management skills which may affect their ability to generate cash flow for operating purposes and to make distributions to shareholders or unitholders. REITs may have limited diversification and are subject to the risks associated with obtaining financing for real property.

A REIT can pass its income through to shareholders or unitholders without any tax at the entity level if it complies with various requirements under the Internal Revenue Code. There is the risk that a REIT held by the fund will fail to qualify for this tax-free pass-through treatment of its income.

By investing in REITs indirectly through a fund, in addition to bearing a proportionate share of the expenses of the fund, you will also indirectly bear similar expenses of some of the REITs in which the fund invests.

FOREIGN SECURITY RISK. Up to 25% of each fund's total assets may be invested in securities of foreign issuers which are either listed on a United States stock exchange or represented by American Depositary Receipts. Securities of foreign issuers, even when dollar-denominated and publicly traded in the United States, may involve risks not associated with the securities of domestic issuers. For certain foreign countries, political, or social instability or diplomatic developments could adversely affect the securities. There is also the risk of loss due to governmental actions such as a change in tax statutes or the modification of individual property rights. In addition, individual foreign economies may differ favorably or unfavorably from the U.S. economy.


RISKS OF ACTIVE MANAGEMENT. Each fund is actively managed and its performance therefore will reflect in part the advisor's ability to make investment decisions which are suited to achieving the fund's investment objectives. Due to their active management, the funds could underperform other mutual funds with similar investment objectives.


RISKS OF SECURITIES LENDING. When a fund loans its portfolio securities, it will receive collateral equal to at least 100% of the value of the loaned securities. Nevertheless, the fund risks a delay in the recovery of the loaned securities, or even the loss of rights in the collateral deposited by the borrower if the borrower should fail financially. To reduce these risks, the funds enter into loan arrangements only with institutions which the funds' advisor has determined are creditworthy under guidelines established by the funds' board of directors.


                       20      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Additional Information
FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

The tables that follow present performance information about the Class A, Class B and Class C shares of each fund. This information is intended to help you understand each fund's financial performance for the past five years or, if shorter, the period of the fund's operations. Some of this information reflects financial results for a single fund share. Total returns in the tables represent the rate that you would have earned or lost on an investment in the fund, excluding sales charges and assuming you reinvested all of your dividends and distributions.

The information for the fiscal years ended September 30, 2000 and September 30, 1999, has been derived from the financial statements audited by Ernst & Young LLP, independent auditors, whose report, along with the funds' financial statements, is included in the funds' annual report, which is available upon request. The information for the fiscal years ended on or before September 30, 1998, has been audited by other auditors.

HEALTH SCIENCES FUND

                                                                                Fiscal year ended September 30,
CLASS A SHARES                                                    2000         1999         1998         1997        1996(1)
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                            $  8.24      $  7.82      $ 12.05       $  9.86      $ 10.00
                                                                -------      -------      -------       -------      -------
Investment Operations:
 Net Investment Income (Loss)                                     (0.02)        0.01         0.01         (0.01)        0.01
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                   5.12         0.46        (2.78)         2.30        (0.14)
                                                                -------      -------      -------       -------      -------
 Total From Investment Operations                                  5.10         0.47        (2.77)         2.29        (0.13)
                                                                -------      -------      -------       -------      -------
Less Distributions:
 Dividends (from net investment income)                              --        (0.01)          --            --        (0.01)
 Distributions (from capital gains)                                  --        (0.04)       (1.46)        (0.10)          --
                                                                -------      -------      -------       -------      -------
 Total Distributions                                                 --        (0.05)       (1.46)        (0.10)       (0.01)
                                                                -------      -------      -------       -------      -------
Net Asset Value, End of Period                                  $ 13.34      $  8.24      $  7.82       $ 12.05      $  9.86
                                                                =======      =======      =======       =======      =======
Total Return                                                      61.89%        6.08%      (25.24)%       23.60%       (1.32)%
RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                 $ 6,645      $ 1,383     $  2,017       $   849      $   629
Ratio of Expenses to Average Net Assets                            1.17%        1.16%        1.15%         1.15%        1.15%(2)
Ratio of Net Income (Loss) to Average Net Assets                  (0.27)%       0.11%        0.04%        (0.20)%       0.18%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)        1.46%        1.30%        1.20%         1.29%        2.12%(2)
Ratio of Net Loss to Average Net Assets (excluding waivers)       (0.56)%      (0.03)%      (0.01)%       (0.34)%      (0.79)%(2)
Portfolio Turnover Rate                                             104%          53%          45%           54%          19%
---------------------------------------------------------------------------------------------------------------------------------

(1) Class A shares have been offered since January 31, 1996.

(2) Annualized.


                       21      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Additional Information
FINANCIAL HIGHLIGHTS CONTINUED

HEALTH SCIENCES FUND (CONTINUED)

                                                                                Fiscal year ended September 30,
CLASS B SHARES                                                   2000         1999          1998         1997          1996(1)
--------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                            $  8.02      $  7.65      $  11.90      $  9.81      $ 10.00
                                                                -------      -------      --------      -------      -------
Investment Operations:
 Net Investment Income (Loss)                                     (0.08)        0.01         (0.02)       (0.01)       (0.02)
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                   4.95         0.40         (2.77)        2.20        (0.16)
                                                                -------      -------      --------      -------      -------
 Total From Investment Operations                                  4.87         0.41         (2.79)        2.19        (0.18)
                                                                -------      -------      --------      -------      -------
Less Distributions:
 Dividends (from net investment income)                              --           --            --           --        (0.01)
 Distributions (from capital gains)                                  --        (0.04)        (1.46)       (0.10)          --
                                                                -------      -------      --------      -------      -------
 Total Distributions                                                 --        (0.04)        (1.46)       (0.10)       (0.01)
                                                                -------      -------      --------      -------      -------
Net Asset Value, End of Period                                  $ 12.89      $  8.02      $   7.65      $ 11.90      $  9.81
                                                                =======      =======      ========      =======      =======
Total Return                                                      60.72%        5.37%       (25.80)%      22.69%       (1.86)%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                 $ 4,221      $ 1,029      $    645      $   516      $   281
Ratio of Expenses to Average Net Assets                            1.92%        1.92%         1.90%        1.90%        1.90%(2)
Ratio of Net Loss to Average Net Assets                           (1.02)%      (0.64)%       (0.73)%      (0.94)%      (0.61)%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)        2.21%        2.05%         1.95%        2.04%        2.87%(2)
Ratio of Net Loss to Average Net Assets (excluding waivers)       (1.31)%      (0.77)%       (0.78)%      (1.08)%      (1.58)%(2)
Portfolio Turnover Rate                                             104%          53%           45%          54%          19%
--------------------------------------------------------------------------------------------------------------------------------

(1) Class B shares have been offered since January 31, 1996.

(2) Annualized.

                                                               Fiscal year ended
                                                                   September 30,
CLASS C SHARES                                                           2000(1)
--------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                               $   9.76
                                                                   --------
Investment Operations:
 Net Investment Income (Loss)                                         (0.03)
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                       3.56
                                                                   --------
 Total From Investment Operations                                      3.53
                                                                   --------
Less Distributions:
 Dividends (from net investment income)                                  --
 Distributions (from capital gains)                                      --
                                                                   --------
 Total Distributions                                                     --
                                                                   --------
Net Asset Value, End of Period                                     $  13.29
                                                                   ========
Total Return                                                          36.17%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                    $  4,347
Ratio of Expenses to Average Net Assets                                1.92%(2)
Ratio of Net Loss to Average Net Assets                               (1.02)%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)            2.21%(2)
Ratio of Net Loss to Average Net Assets (excluding waivers)           (1.31)%(2)
Portfolio Turnover Rate                                                 104%
--------------------------------------------------------------------------------

(1) Class C shares have been offered since February 1, 2000.

(2) Annualized.


                       22      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Additional Information
FINANCIAL HIGHLIGHTS CONTINUED

REAL ESTATE SECURITIES FUND


                                                                                Fiscal year ended September 30,
CLASS A SHARES                                                    2000          1999         1998          1997         1996
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                            $ 10.78       $ 12.17      $ 14.97       $ 11.52      $ 10.38
                                                                -------       -------      -------       -------      -------
Investment Operations:
 Net Investment Income                                             0.74          0.65         0.63          0.72         0.52
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                   2.00         (1.36)       (2.40)         3.42         1.30
                                                                -------       -------      -------       -------      -------
 Total From Investment Operations                                  2.74         (0.71)       (1.77)         4.14         1.82
                                                                -------       -------      -------       -------      -------
Less Distributions:
 Dividends (from net investment income)                           (0.79)        (0.67)       (0.70)(1)     (0.65)      ( 0.51)
 Distributions (from capital gains)                                  --            --        (0.33)        (0.03)          --
 Tax Return of Capital                                            (0.02)        (0.01)          --         (0.01)      ( 0.17)
                                                                -------       -------      -------       -------      -------
 Total Distributions                                              (0.81)        (0.68)       (1.03)        (0.69)      ( 0.68)
                                                                -------       -------      -------       -------      -------
Net Asset Value, End of Period                                  $ 12.71       $ 10.78      $ 12.17       $ 14.97      $ 11.52
                                                                =======       =======      =======       =======      =======
Total Return                                                      26.68%        (5.89)%     (12.42)%       36.77%       18.17%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                 $ 2,035       $ 1,518      $ 2,027       $ 2,105      $   226
Ratio of Expenses to Average Net Assets                            1.05%         1.05%        1.05%         1.05%        1.05%
Ratio of Net Income to Average Net Assets                          6.59%         5.52%        4.71%         4.46%        4.36%
Ratio of Expenses to Average Net Assets (excluding waivers)        1.24%         1.18%        1.18%         1.30%        1.76%
Ratio of Net Income to Average Net Assets (excluding waivers)      6.40%         5.39%        4.58%         4.21%        3.65%
Portfolio Turnover Rate                                              45%           21%          36%           14%           8%
------------------------------------------------------------------------------------------------------------------------------

(1)Includes distributions in excess of net investment income.

                                                                               Fiscal year ended September 30,
CLASS B SHARES                                                    2000         1999          1998          1997        1996
-----------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                            $ 10.69      $ 12.08       $ 14.86       $ 11.46      $ 10.37
                                                                -------      -------       -------       -------      -------
Investment Operations:
 Net Investment Income                                             0.64         0.55          0.52          0.63         0.44
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                   2.00       ( 1.34)        (2.37)         3.38         1.27
                                                                -------      -------       -------       -------      -------
 Total From Investment Operations                                  2.64         0.79         (1.85)         4.01         1.71
                                                                -------       -------      -------       -------      -------
Less Distributions:
 Dividends (from net investment income)                           (0.69)      ( 0.57)        (0.60)(1)     (0.57)       (0.45)
 Distributions (from capital gains)                                  --           --         (0.33)        (0.03)          --
 Tax Return of Capital                                            (0.03)      ( 0.03)           --         (0.01)       (0.17)
                                                                -------      -------       -------       -------      -------
 Total Distributions                                              (0.72)      ( 0.60)        (0.93)        (0.61)       (0.62)
                                                                -------      -------       -------       -------      -------
Net Asset Value, End of Period                                  $ 12.61      $ 10.69       $ 12.08       $ 14.86      $ 11.46
                                                                =======      =======       =======       =======      =======
Total Return                                                      25.81%       (6.68)%      (13.04)%       35.77%       17.00%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                 $ 1,874      $ 2,192       $ 3,026       $ 3,318      $   263
Ratio of Expenses to Average Net Assets                            1.80%        1.80%         1.80%         1.80%        1.80%
Ratio of Net Income to Average Net Assets                          5.79%        4.75%         3.98%         3.61%        4.29%
Ratio of Expenses to Average Net Assets (excluding waivers)        1.99%        1.93%         1.93%         2.00%        2.51%
Ratio of Net Income to Average Net Assets (excluding waivers)      5.60%        4.62%         3.85%         3.41%        3.58%
Portfolio Turnover Rate                                              45%          21%           36%           14%           8%
------------------------------------------------------------------------------------------------------------------------------

(1) Includes distributions in excess of net investment income.


                       23      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Additional Information
FINANCIAL HIGHLIGHTS CONTINUED

REAL ESTATE SECURITIES FUND (CONTINUED)

                                                               Fiscal year ended
                                                                 September 30,
CLASS C SHARES                                                       2000(1)
--------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                                 $ 10.61
                                                                     -------
Investment Operations:
 Net Investment Income                                                  0.50
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                        2.14
                                                                     -------
 Total From Investment Operations                                       2.64
                                                                     -------
Less Distributions:
 Dividends (from net investment income)                                (0.57)
 Distributions (from capital gains)                                       --
 Tax Return of Capital                                                    --
                                                                     -------
 Total Distributions                                                   (0.57)
                                                                     -------
Net Asset Value, End of Period                                       $ 12.68
                                                                     =======
Total Return                                                           25.56%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                      $   164
Ratio of Expenses to Average Net Assets                                 1.80%(2)
Ratio of Net Income to Average Net Assets                               5.79%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)             1.99%(2)
Ratio of Net Income to Average Net Assets (excluding waivers)           5.60%(2)
Portfolio Turnover Rate                                                   45%
--------------------------------------------------------------------------------

(1) Class C shares have been offered since February 1, 2000.

(2) Annualized.


                       24      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

TECHNOLOGY FUND

                                                                              Fiscal year ended September 30,
CLASS A SHARES                                                   2000         1999          1998         1997        1996
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                           $  34.22     $  15.60      $  20.20     $  19.25     $  18.24
                                                               --------     --------      --------     --------     --------
Investment Operations:
 Net Investment Loss                                              (0.35)       (0.18)        (0.13)       (0.11)       (0.05)
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                  24.87        19.55         (3.26)        3.12         2.95
                                                               --------     --------      --------     --------     --------
 Total From Investment Operations                                 24.52        19.37         (3.39)        3.01         2.90
                                                               --------     --------      --------     --------     --------
Less Distributions:
 Dividends (from net investment income)                              --           --            --           --           --
 Distributions (from capital gains)                              (11.06)       (0.75)        (1.21)       (2.06)       (1.89)
                                                               --------     --------      --------     --------     --------
 Total Distributions                                             (11.06)       (0.75)        (1.21)       (2.06)       (1.89)
                                                               --------     --------      --------     --------     --------
Net Asset Value, End of Period                                 $  47.68     $  34.22      $  15.60     $  20.20     $  19.25
                                                               ========     ========      ========     ========     ========
Total Return                                                      80.11%      128.71%       (16.69)%      17.71%       18.60%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                $155,533     $ 21,491      $  7,703     $  5,564     $  4,799
Ratio of Expenses to Average Net Assets                            1.15%        1.15%         1.15%        1.15%        1.15%
Ratio of Net Loss to Average Net Assets                           (0.93)%      (0.80)%       (0.60)%      (0.59)%      (0.85)%
Ratio of Expenses to Average Net Assets (excluding waivers)         1.15%       1.16%         1.15%        1.17%        1.26%
Ratio of Net Loss to Average Net Assets (excluding waivers)       (0.93)%      (0.81)%       (0.60)%      (0.61)%      (0.96)%
Portfolio Turnover Rate                                             195%         184%          124%         150%         119%
------------------------------------------------------------------------------------------------------------------------------

                                                                               Fiscal year ended September 30,
CLASS B SHARES                                                     2000          1999          1998         1997        1996
----------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                           $  32.59     $  14.99      $  19.58      $ 18.85     $  18.02
                                                               --------     --------      --------      -------     --------
Investment Operations:
 Net Investment Loss                                              (0.35)       (0.34)        (0.24)       (0.20)       (0.14)
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                  23.22        18.69         (3.14)        2.99         2.86
                                                               --------     --------      --------      -------     --------
 Total From Investment Operations                                 22.87        18.35         (3.38)        2.79         2.72
                                                               --------     --------      --------      -------     --------
Less Distributions:
 Dividends (from net investment income)                              --           --            --           --           --
 Distributions (from capital gains)                              (11.06)       (0.75)        (1.21)       (2.06)       (1.89)
                                                               --------     --------      --------      -------     --------
 Total Distributions                                             (11.06)       (0.75)        (1.21)       (2.06)       (1.89)
                                                               --------     --------      --------      -------     --------
Net Asset Value, End of Period                                 $  44.40     $  32.59      $  14.99      $ 19.58     $  18.85
                                                               ========     ========      ========      =======     ========
Total Return                                                      78.77%      127.09%       (17.21)%      16.82%       17.75%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                $ 97,003     $ 20,866      $  7,499      $ 8,463     $  4,881
Ratio of Expenses to Average Net Assets                            1.90%        1.90%         1.90%        1.90%        1.90%
Ratio of Net Loss to Average Net Assets                           (1.68)%      (1.56)%       (1.38)%      (1.41)%      (1.60)%
Ratio of Expenses to Average Net Assets (excluding waivers)        1.90%        1.91%         1.90%        1.92%        2.01%
Ratio of Net Loss to Average Net Assets (excluding waivers)       (1.68)%      (1.57)%       (1.38)%      (1.43)%     (1.71)%
Portfolio Turnover Rate                                             195%         184%          124%         150%         119%
------------------------------------------------------------------------------------------------------------------------------


                       25      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

Additional Information
FINANCIAL HIGHLIGHTS CONTINUED

TECHNOLOGY FUND (CONTINUED)

                                                               Fiscal year ended
                                                                 September 30,
CLASS C SHARES                                                      2000(1)
--------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                               $  50.30
                                                                   --------
Investment Operations:
 Net Investment Loss                                                  (0.35)
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                      (2.46)
                                                                   --------
 Total From Investment Operations                                     (2.81)
                                                                   --------
Less Distributions:
 Dividends (from net investment income)                                  --
 Distributions (from capital gains)                                      --
                                                                   --------
 Total Distributions                                                     --
                                                                   --------
Net Asset Value, End of Period                                     $  47.49
                                                                   ========
Total Return                                                          (5.59)%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                     $33,605
Ratio of Expenses to Average Net Assets                                1.90%(2)
Ratio of Net Loss to Average Net Assets                               (1.67)%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)            1.88%(2)
Ratio of Net Loss to Average Net Assets (excluding waivers)           (1.65)%(2)
Portfolio Turnover Rate                                                 195%
--------------------------------------------------------------------------------

(1) Class C shares have been offered since February 1, 2000.

(2) Annualized.


                       26      PROSPECTUS - First American Sector Funds
                                            Class A, Class B, and Class C Shares

--------------------------------------------------------------------------------
FOR MORE INFORMATION

More information about the funds is available in the funds' Statement of Additional Information, and annual and semiannual reports, and on the First American funds' Internet Web site.

--------------------------------------------------------------------------------
FIRST AMERICAN FUNDS WEB SITE

Information about the First American funds may be viewed on the funds' Internet Web site at http://www.firstamericanfunds.com.

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI provides more details about the funds and their policies. A current SAI is on file with the Securities and Exchange Commission (SEC) and is incorporated into this prospectus by reference (which means that it is legally considered part of this prospectus).

--------------------------------------------------------------------------------
ANNUAL AND SEMIANNUAL REPORTS

Additional information about the funds' investments is available in the funds' annual and semiannual reports to shareholders. In the funds' annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the funds' performance during their last fiscal year.

You can obtain a free copy of the funds' SAI and/or free copies of the funds' most recent annual or semiannual reports by calling Investor Services at 1-800-637-2548. The material you request will be sent by first-class mail or other means designed to ensure equally prompt delivery, within three business days of receipt of the request.

You can also obtain copies of this information, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102. For more information, call 1-202-942-8090.

Information about the funds is also available on the Internet. Text-only versions of fund documents can be viewed online or downloaded from the EDGAR Database on the SEC's Internet site at http://www.sec.gov.



FIRST AMERICAN FUNDS P.O. Box 1330, Minneapolis, MN 55440-1330

First American Asset Management, a division of U.S. Bank National Association, serves as the investment advisor to the First American Funds.

First American Funds are distributed by SEI Investments Distribution Co. which is located in Oaks, PA 19456 and is not an affiliate of U.S. Bank.

12/2000 PROSECTR-00

SEC file number: 811-05309


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